As filed with the Securities and Exchange Commission on November 13, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISERV, INC.*

(Exact name of registrant as specified in its charter)

Wisconsin	39-1506125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

255 Fiserv Drive

Brookfield, Wisconsin 53045

(262) 879-5000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas J. Hirsch

Executive Vice President, Chief Financial Officer,

Treasurer and Assistant Secretary

255 Fiserv Drive

Brookfield, Wisconsin 53045

(262) 879-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Benjamin F. Garmer, III, Esq. John K. Wilson, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price	Amount of registration fee
Debt Securities
Guarantees of Debt Securities (2)	(1)	$0	(1)
Common Stock, $.01 par value
Preferred Stock Purchase Rights (3)
Warrants
Stock Purchase Contracts
Stock Purchase Units

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee. This registration statement also covers delayed delivery contracts that may be issued by Fiserv, Inc. under which the party purchasing such contracts may be required to purchase debt securities, common stock or preferred stock. Such contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.
(2)	No separate consideration will be received for the guarantees.
(3)	The preferred stock purchase rights are attached to and traded with the shares of common stock being registered. The value attributable to the preferred stock purchase rights, if any, is reflected in the value attributable to the common stock.

* TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Name, Address and Telephone Number (1)	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Information Technology, Inc.	Nebraska	47-0583256

Precision Computer Systems, Inc.	South Dakota	46-0367922

ITI of Nebraska, Inc.	Nebraska	39-1974807

Fiserv Solutions, Inc.	Wisconsin	39-1833695

BillMatrix Corporation	Delaware	75-2865604

BMC Government Services, Inc.	Delaware	75-2875113

BMC Processing, Inc.	Delaware	75-2875112

BMC Resources, Inc.	Delaware	75-2875110

BMC U.S., Inc.	Delaware	75-2875107

TelePay, Inc.	Texas	75-2548633

Del Mar Datatrac, Inc.	California	33-0570143

EPSIIA Corporation	Texas	74-2249134

Fiserv Fulfillment Services, Inc.	Pennsylvania	25-1514993

Fiserv Fulfillment Services, Inc.	Arizona	03-0479381

Fiserv Fulfillment Services of Alabama, L.L.C.	Alabama	63-1255886

Fiserv Fulfillment Services Title Agency, Inc.	Ohio	32-1520433

Fiserv Fulfillment Services South, Inc.	Florida	58-2147685

Interactive Technologies, Inc.	New Jersey	22-3262721

Jerome Group, L.L.C.	Missouri	43-1948334

(1)	The address of the principal executive offices for each of these additional registrants is 255 Fiserv Drive, Brookfield, WI 53045. Their telephone number is (262) 879-5000.

Prospectus

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. Our subsidiaries may guarantee any debt securities that we issue under this prospectus. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “FISV.”

Investment in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2007.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “we,” “us,” “our” or “ours” refer to Fiserv, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer and the shares of our common stock that selling shareholders may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any supplement to this prospectus and any other offering material, and the information incorporated by reference in this prospectus or any prospectus supplement and any other offering material, contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” or words of similar import. Statements that describe our objectives or goals are also forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus or any supplement to this prospectus involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. The factors that may affect our results include, among others, changes in customer demand for our products or services, pricing and other actions by competitors, the potential impact of our Fiserv 2.0 initiatives, general changes in economic conditions and other factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and other documents we file with the SEC. We urge you to consider these factors carefully in evaluating the forward-looking statements and caution you not to place undue reliance upon forward-looking statements, which speak only as of the date of this document or the date of the incorporated document. We undertake no obligation to update forward-looking statements to reflect subsequent events or circumstances.

FISERV, INC.

We provide integrated information management systems and services, including transaction processing, business process outsourcing, and software and systems solutions. We serve more than 18,000 clients worldwide and are a leading provider of core processing solutions for U.S. banks, credit unions and thrifts.

We are a Wisconsin corporation and our principal executive offices are located at 255 Fiserv Drive, Brookfield, Wisconsin 53045. Our telephone number is (262) 879-5000.

SELLING SHAREHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, we may add secondary sales of shares of our common stock by any selling shareholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table presents our ratios of consolidated earnings to fixed charges for the periods presented.

	Nine Months Ended September 30, 2007	Years Ended December 31,
		2006	2005	2004	2003	2002
Ratio of earnings to fixed charges (1)	9.1x	9.7x	13.3x	11.1x	9.4x	9.6x

(1)	For purposes of calculating the ratios of consolidated earnings to fixed charges, earnings before income taxes and fixed charges are divided by fixed charges. “Fixed charges” represent interest (whether expensed or capitalized), the amortization of debt discount and expenses and the estimated interest component of rent expense.

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement and/or other offering material will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. The debt securities will be issued under an indenture among us, certain of our domestic subsidiaries that may guarantee the securities and U.S. Bank National Association, as trustee.

We have summarized selected provisions of the indenture below. The summary is not complete. The form of the indenture has been filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to article or section numbers of the indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the indentures, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The indenture provides that debt securities in separate series may be issued under the indenture from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series (Section 301). We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the indenture.

The applicable prospectus supplement will set forth or describe the following terms of each series of such debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be offered;

•	the person to whom any interest on the debt securities will be payable;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate or rates that the debt securities will bear and the interest payment dates for the debt securities;

•	the places where payments on the debt securities will be payable;

•	any periods within which, and terms upon which, the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	whether the debt securities are defeasible and any changes or additions to the indenture’s defeasance provisions;

•	whether the debt securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected;

•	any addition to or change in the events of default with respect to the debt securities;

•	any addition to or change in the covenants in the indenture;

•	whether any of our subsidiaries will provide guarantees of the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture (Section 301).

The indenture does not limit the amount of debt securities that may be issued. The indenture allows debt securities to be issued up to the principal amount that we may authorize and may be in any currency or currency unit we designate.

Debt securities, including Original Issue Discount Securities (as defined in the indenture), may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Subsidiary Guarantees

If specified in the prospectus supplement, certain of our subsidiaries (our “subsidiary guarantors”) will guarantee the debt securities of a series.

Conversion Rights

The debt securities may be converted into other of our securities, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holders of such series of debt securities, the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of such series of debt securities.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose all or substantially all of our assets to, any person, and may not permit any person to consolidate with or merge into us, unless:

•

the successor person (if any) is a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations with respect to the debt securities under the indentures;

•	immediately after giving pro forma effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, exists; and

•

we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction and the related supplemental indenture comply with the applicable provisions of the indenture and all applicable conditions precedent have been satisfied (Section 801).

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt securities of that series when due, that is not cured within 30 days;

(3)	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, that is not cured within 30 days;

(4)	failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series or that is not made applicable to that series), that is not cured within 90 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; or

(5)	certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

If an event of default (other than an event of default with respect to Fiserv, Inc. described in clause (5) above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the trustee by notice to us or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to us and the trustee may declare the principal amount of the debt securities of that series (or, in the case of any Original Issue Discount Security, such portion of the principal amount of such security as may be specified in the terms of such security) to be due and payable immediately. If an event of default with respect to Fiserv, Inc. described in clause (5) above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture (Section 502). For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default has occurred and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders have offered to the trustee reasonable indemnity (Section 603). Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series (Section 512).

No holder of a debt security of any series will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	such holder gives the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series made a written request to pursue the remedy, and such holders have offered reasonable indemnity, to the trustee for losses incurred in connection with pursuit of the remedy; and

•

the trustee fails to comply with the request, and does not receive from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

However, such limitations do not apply to a suit instituted by a holder of a debt security to enforce the payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security (Sections 507 and 508).

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults (Section 1004).

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of the indenture may be made by us, our subsidiary guarantors, if applicable, and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of any debt security;

•	change the place, manner or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt securities in a manner adverse to the holders of such debt securities;

•	except as provided in the indenture, release the guarantee of a subsidiary guarantor;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	change the ranking of any series of debt securities (Section 902).

Unless otherwise specified in the prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture (Section 902). The holders of a majority in principal amount of the outstanding debt securities of any series may also waive any past default under the indenture, except a default:

•	in the payment of principal, premium or interest or the payment of any redemption, purchase or repurchase price;

•	arising from our failure to convert any debt security in accordance with the indenture; or

•	of certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series (Section 513).

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to any series of debt securities (except as to any surviving rights of registration of transfer or exchange of debt securities expressly provided for in the indenture or any other surviving rights expressly provided for in a supplemental indenture) when:

•	either:

•

all debt securities that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•

all debt securities that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have deposited with the trustee as trust funds U.S. dollars or U.S. government obligations in an amount sufficient, to pay the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•

we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that we have satisfied all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities (Section 401).

Legal Defeasance and Covenant Defeasance

Legal Defeasance. We and, if applicable, each subsidiary guarantor will be discharged from all our obligations with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit or, with respect to any event of default described in clause (5) under “—Events of Default,” at any time until 90 days after such deposit;

(3)	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound; and

(4)	we have delivered to the trustee an opinion of counsel to the effect that such defeasance will not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1302 and 1304).

Covenant Defeasance. The indentures provide that we may elect, at our option, that our failure to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default which are described above in clause (4) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), and (4) under the heading—“Legal Defeasance” above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments (Sections 1303 and 1304).

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Because this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation, by-laws and rights agreement, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 450,000,000 shares of common stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, $0.01 par value per share. We will disclose in an applicable prospectus supplement and/or offering material the number of shares of our common stock then outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Common Stock

Subject to Section 180.1150 of the Wisconsin Business Corporation Law (described below under “Statutory Provisions”), holders of our common stock are entitled to one vote for each share of common stock held by them on all matters properly presented to shareholders. Subject to the prior rights of the holders of any shares of our preferred stock that are outstanding, our board of directors may at its discretion declare and pay dividends on our common stock out of our earnings or assets legally available for the payment of dividends. Subject to the prior rights of the holders of any shares of our preferred stock that are outstanding, if we are liquidated, any amounts remaining after the discharge of outstanding indebtedness will be paid pro rata to the holders of our common stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized to issue our preferred stock in series and to fix the voting rights; the designations, preferences, limitations and relative rights of any series with respect to the rate of dividend, the price, the terms and conditions of redemption; the amounts payable in the event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of a series; and the terms and conditions on which a series may be converted.

In connection with the issuance of the rights described below, our board of directors has authorized a series of our preferred stock designated as Series A Junior Participating Preferred Stock. Shares of our Series A Junior Participating Preferred Stock purchasable upon the exercise of the rights will not be redeemable. Each share of our Series A Junior Participating Preferred Stock will be entitled to an aggregate dividend of 337.5 times the dividend we declare per share of our common stock. In the event of our liquidation, the holders of the shares of our Series A Junior Participating Preferred Stock will be entitled to a payment equal to the greater of $1.00 per share or 337.5 times the payment we make per share of our common stock. Each share of our series A junior participating preferred stock will have 337.5 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of our Series A Junior Participating Preferred Stock will be entitled to receive 337.5 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions. There are no shares of our Series A Junior Participating Preferred Stock currently outstanding.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Preferred Stock Purchase Rights

We have entered into a rights agreement pursuant to which each outstanding share of our common stock has attached to it one right to purchase shares of our Series A Junior Participating Preferred Stock. Each share of common stock that we issue prior to the expiration of the rights agreement will have attached one right. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of our common stock. Unless the context requires otherwise, references in this prospectus to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, each right, unless held by a person or group that beneficially owns more than 15% of our outstanding common stock in the aggregate, would currently entitle the holder to purchase  8 /27 of one one-hundredth of a share of our Series A Junior Participating Preferred Stock at a purchase price of $250, subject to adjustment. The rights will only become exercisable if a person or group has acquired, or announced an intention to acquire, 15% or more of our outstanding common stock in the aggregate. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase, at the right’s then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 15% or more of our common stock, then each holder of a right will be entitled to receive the acquiring corporation’s common shares having a market value of two times the exercise price. The rights generally may be redeemed at a price of $.01 until a party acquires 15% or more of our common stock, and after that time may be exchanged for one share of our common stock per right until a party acquires 50% or more of our common stock. The rights will expire on February 23, 2008. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

Statutory Provisions

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of our voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareholders. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as us and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder’s acquisition of shares before these shares are acquired.

Similarly, Section 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2006, (other than Items 6, 7 and 8);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31 (other than Items 1 and 2 of Part I), June 30 and September 30, 2007;

•

our Current Reports on Form 8-K, dated January 31 (other than Item 2.02), February 23, May 23, May 24, July 11, August 2 (as amended on November 13 and other than Items 7.01 and 9.01), August 14, August 21, November 1 and November 13, 2007;

•	the description of our common stock contained in our Registration Statement on Form 8-A, dated September 3, 1986, and any amendment or report updating that description; and

•	the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A, dated February 23, 1998 and any amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Fiserv, Inc.

255 Fiserv Drive

Brookfield, WI 53045

(262) 879-5000

Attention: Secretary

You can also find these filings on our website at www.fiserv.com. We are not incorporating the information on our website other than these filings into this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Any selling shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities

Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

If so indicated in the applicable prospectus supplement and/or other offering material, we or any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling shareholder at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the NASDAQ Global Select Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us or any selling shareholder and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference from the Current Report on Form 8-K of Fiserv, Inc. filed on November 13, 2007, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include explanatory paragraphs related to (i) the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, by Fiserv, Inc. on January 1, 2006, (ii) retrospectively adjusting for discontinued operations and (iii) the condensed consolidating financial information associated with subsidiary guarantees, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of CheckFree Corporation for the year ended June 30, 2007 incorporated in this prospectus by reference to the Current Report on Form 8-K of Fiserv, Inc., have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report on the consolidated financial statements expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, by CheckFree Corporation on July 1, 2005, as described in Note 1) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated). All expenses of the offering will be paid by Fiserv, Inc. (the “Company”).

	Amount
Securities and Exchange Commission registration fee		$(1)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent’s fees and expenses)		(2)

Total	$

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
(2)	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Pursuant to the provisions of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses: (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject tot personal liability to the Company, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

The Company’s by-laws provide for indemnification and advancement of expenses of officers and directors to the fullest extent provided by the Wisconsin Business Corporation Law.

The indemnification provided by the Wisconsin Business Corporation Law and the Company’s by-laws is not exclusive of any other rights to which a director or officer of the Company may be entitled.

The Company maintains an insurance policy, which indemnifies its officers and directors against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

The undersigned Registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (“Commission”) by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of any Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

FISERV, INC.

By:	/s/ Jeffery W. Yabuki
Jeffery W. Yabuki President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	President, Chief Executive Officer and Director (Principal Executive Officer)

* Donald F. Dillon	Chairman of the Board and Director

/s/ Thomas J. Hirsch Thomas J. Hirsch	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

* Daniel P. Kearney	Director

* Gerald J. Levy	Director

* Glenn M. Renwick	Director

* Kim M. Robak	Director

* Doyle R. Simons	Director

* Thomas C. Wertheimer	Director

*By:	/s/ Jeffery W. Yabuki
Jeffery W. Yabuki Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

INFORMATION TECHNOLOGY, INC.

By:	/s/ Thomas M. Cypher
Thomas M. Cypher President, Chief Executive Officer and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

* Donald F. Dillon	Chairman of the Board and Director

/s/ Thomas M. Cypher Thomas M. Cypher	President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

/s/ Timothy D. Conzemius Timothy D. Conzemius	Secretary and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Charles W. Sprague
Charles W. Sprague Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

PRECISION COMPUTER SYSTEMS, INC.

By:	/s/ Mark E. Blankespoor
Mark E. Blankespoor President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

* Donald F. Dillon	Director

/s/ Mark E. Blankespoor Mark E. Blankespoor	President (Principal Executive Officer)

/s/ Cathy M. Wencil Cathy M. Wencil	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ Charles W. Sprague
Charles W. Sprague Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

ITI OF NEBRASKA, INC.

By:	/s/ Thomas M. Cypher
Thomas M. Cypher President, Chief Executive Officer and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

* Donald F. Dillon	Chairman of the Board and Director

/s/ Thomas M. Cypher Thomas M. Cypher	President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

/s/ Timothy D. Conzemius Timothy D. Conzemius	Secretary and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Charles W. Sprague
Charles W. Sprague Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

FISERV SOLUTIONS, INC.

By:	/s/ Jeffery W. Yabuki
Jeffery W. Yabuki President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Norman J. Balthasar Norman J. Balthasar	Senior Executive Vice President, Chief Operating Officer and Director

/s/ Thomas J. Hirsch Thomas J. Hirsch	Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

BILLMATRIX CORPORATION

By:	/s/ Scott B. Walker
Scott B. Walker President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Chairman of the Board and Director

/s/ Scott B. Walker Scott B. Walker	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jon W. Debbink Jon W. Debbink	Vice President (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

BMC GOVERNMENT SERVICES, INC.

By:	/s/ Scott B. Walker
Scott B. Walker President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Chairman of the Board and Director

/s/ Scott B. Walker Scott B. Walker	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jon W. Debbink Jon W. Debbink	Vice President (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

BMC PROCESSING, INC.

By:	/s/ Scott B. Walker
Scott B. Walker President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Chairman of the Board and Director

/s/ Scott B. Walker Scott B. Walker	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jon W. Debbink Jon W. Debbink	Vice President (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

BMC RESOURCES, INC.

By:	/s/ Scott B. Walker
Scott B. Walker President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Chairman of the Board and Director

/s/ Scott B. Walker Scott B. Walker	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jon W. Debbink Jon W. Debbink	Vice President (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

BMC U.S., INC.

By:	/s/ Scott B. Walker
Scott B. Walker President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Chairman of the Board and Director

/s/ Scott B. Walker Scott B. Walker	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jon W. Debbink Jon W. Debbink	Vice President (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

TELEPAY, INC.

By:	/s/ Scott B. Walker
Scott B. Walker President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Chairman of the Board and Director

/s/ Scott B. Walker Scott B. Walker	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jon W. Debbink Jon W. Debbink	Vice President (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

DEL MAR DATATRAC, INC.

By:	/s/ John R. Tenuta
John R. Tenuta President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Chairman of the Board and Director

/s/ Scott B. Walker Scott B. Walker	President (Principal Executive Officer)

/s/ Jon W. Debbink Jon W. Debbink	Vice President (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

EPSIIA CORPORATION

By:	/s/ Lorri E. Mehaffey
Lorri E. Mehaffey President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki	Chairman of the Board and Director
Jeffery W. Yabuki

/s/ Lorri E. Mehaffey	President (Principal Executive Officer)
Lorri E. Mehaffey

/s/ Jon W. Debbink	Vice President (Principal Financial and Accounting Officer)
Jon W. Debbink

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

FISERV FULFILLMENT SERVICES, INC.

By:	/s/ Richard A. Snedden
Richard A. Snedden President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki	Chairman of the Board and Director
Jeffery W. Yabuki

/s/ Richard A. Snedden	President (Principal Executive Officer)
Richard A. Snedden

/s/ Jeffrey C. Ellis	Vice President (Principal Financial and Accounting Officer)
Jeffrey C. Ellis

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

FISERV FULFILLMENT SERVICES, INC.

By:	/s/ Richard A. Snedden
Richard A. Snedden President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Richard A. Snedden Richard A. Snedden	President, Secretary and Director (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

FISERV FULFILLMENT SERVICES OF ALABAMA, L.L.C.

By:	/s/ Richard A. Snedden
Richard A. Snedden Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Richard A. Snedden Richard A. Snedden	Manager (Principal Executive, Financial and Accounting Officer)

/s/ William T. Stevens William T. Stevens	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

FISERV FULFILLMENT SERVICES TITLE AGENCY, INC.

By:	/s/ Richard A. Snedden
Richard A. Snedden President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Richard A. Snedden Richard A. Snedden	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Thomas J. Hirsch Thomas J. Hirsch	Vice President (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

FISERV FULFILLMENT SERVICES SOUTH, INC.

By:	/s/ Richard A. Snedden
Richard A. Snedden President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Chairman of the Board and Director

/s/ Richard A. Snedden Richard A. Snedden	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jeffrey C. Ellis Jeffrey C. Ellis	Vice President (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

INTERACTIVE TECHNOLOGIES, INC.

By:	/s/ Jeffery W. Yabuki
Jeffery W. Yabuki Chairman of the Board and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Chairman of the Board and Director (Principal Executive Officer)

/s/ Jon W. Debbink Jon W. Debbink	Vice President and Treasurer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on November 8, 2007.

JEROME GROUP, L.L.C.

By:	/s/ Ken Brown
Ken Brown President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2007.

Signature	Title

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Manager

/s/ Ken Brown Ken Brown	President (Principal Executive Officer)

/s/ Jon W. Debbink Jon W. Debbink	Vice President (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document Description

(1)	Form of Underwriting Agreement.*

(4.1)	Restated Articles of Incorporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 23, 2007 and incorporated herein by reference).

(4.2)	Amended and Restated By-laws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 16, 2007 and incorporated herein by reference).

(4.3)	Shareholder Rights Agreement (filed as Exhibit 4 to the Company’s Current Report on Form 8-K filed on February 24, 1998 and incorporated herein by reference).

(4.4)	First Amendment to Shareholder Rights Agreement (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on April 7, 2000 and incorporated herein by reference (Reg. No. 333-34310)).

(4.5)	Second Amendment to Shareholder Rights Agreement (filed as Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed on February 27, 2001 and incorporated herein by reference).

(4.6)	Amendment No. 1 to Credit Agreement, dated November 9, 2007, among Fiserv, Inc. and the financial institutions parties thereto (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 13, 2007 and incorporated herein by reference).

(4.7)	Loan Agreement, dated as of November 9, 2007, among Fiserv, Inc. and the financial institutions parties thereto (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 13, 2007 and incorporated herein by reference).

(4.8)	Form of Indenture by and among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(4.9)	Form of Senior Debt Securities.*

(4.10)	Form of Warrant.*

(4.11)	Form of Warrant Agreement.*

(4.12)	Form of Stock Purchase Contract.*

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, the Company agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt that is not filed as an exhibit to this Registration Statement.

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).

(12)	Computation of Ratio of Earnings to Fixed Charges.

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

(23.2)	Consent of Deloitte & Touche LLP with respect to Fiserv, Inc.

(23.3)	Consent of Deloitte & Touche LLP with respect to CheckFree Corporation.

(24.1)	Powers of Attorney of Directors of Fiserv, Inc.

(24.2)	Power of Attorney of Donald F. Dillon.

(25)	Form T-1 Statement of Eligibility of Trustee, dated as of November 8, 2007.

(99)	CheckFree Corporation Form 10-K and Form 10-Q Excerpts.

*	To be filed by amendment or under subsequent Current Report on Form 8-K.